Exhibit 3.30

UNANIMOUS JOINT WRITTEN CONSENT
OF THE
SOLE SHAREHOLDER
AND
DIRECTORS OF
HOMEWORK CENTER, INC.

The undersigned, being the sole shareholder and, upon their election, the directors of Homework Center, Inc. (the “Corporation”), by signing their written consent hereto, hereby adopt the resolutions set forth herein.

NOW THEREFORE, BE IT RESOLVED, that the shareholder hereby elects the following individuals to the Board of Directors of the Corporation, each to serve in such capacity until his or her death, disability, retirement, or until his or her successor is elected and qualified:

Edward Murphy
Gregory Torres
Juliette Fay
John Gillespie

FURTHER RESOLVED, that upon their appointment, the directors hereby appoint the following individuals to the following offices, each to serve in such capacity until his or her death, disability, retirement, or until his or her successor is elected and qualified:

Edward Murphy	President
Juliette Fay	Chief Development Officer and Executive Vice President
John Gillespie	Treasurer, Chief Financial Officer, and Executive Vice President
Linda DeRenzo	Secretary

FURTHER RESOLVED, that the Bylaws attached hereto as Exhibit A are hereby adopted as the Bylaws of the Corporation, replacing the existing Bylaws in their entirety.

The undersigned, in adopting the foregoing resolutions by signing their consent hereto, do confirm, ratify and approve the acts stated in said resolutions and direct that this written consent, which may be executed in counterparts, be filed with the minutes and proceedings of the Corporation. Without otherwise limiting the generality of the foregoing, the foregoing resolutions shall be effective as if adopted by the vote of the undersigned at a meeting called pursuant to notice, all as required by the laws of the State of Minnesota, and as required by the Bylaws of the Corporation, at which meeting each of the undersigned was present in person.

Dated this 1st day of May, 2006.

Shareholder:

REM Central Lakes, Inc.

By:	/s/ Juliette Fay

Title:	Executive VP & Chief Development Officer

Directors:

/s/ John Gillespie
John Gillespie

/s/ Juliette Fay
Juliette Fay

/s/ Edward Murphy
Edward Murphy

/s/ Gregory Torres
Gregory Torres

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Exhibit A

Bylaws

[attached]

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BY - LAWS

OF

HOMEWORK CENTER, INC.

(a Minnesota corporation)

ARTICLE I

Provisions of Law

These By-Laws shall be subject to such provisions of the statutory and common laws of the state in which the corporation was incorporated as may be applicable to corporations organized under the laws of such state. Subsequent references herein to provisions of law shall be deemed to be references to the aforesaid provisions of law. All references in these By-Laws to such provisions of law shall be construed to refer to such provisions as from time to time amended.

ARTICLE II

Articles of Incorporation

These By-Laws shall be subject to the Articles of Incorporation of the corporation. All references in these By-Laws to the Articles of Incorporation shall be construed to mean the Articles of incorporation of the corporation as from time to time amended.

ARTICLE III

Stockholders

1.     Annual Meeting: The annual meeting of stockholders shall be held on December 1 in each year if not a legal holiday, and if a legal holiday, the next succeeding full business day, or at such other date and time as shall be designated from time to time by the Board of Directors or the President. Each annual meeting shall be held for the purpose of electing Directors of the corporation and for such other purposes and for the transaction of such other business as may properly be brought before the meeting.

If the election of Directors of the corporation shall not be held on the day designated in accordance with the foregoing, the Board of Directors shall cause such election to be held as soon thereafter as convenient. A special meeting of the stockholders of the corporation shall be held for such election and for such other purposes and for the transaction of such other business as might have been held or transacted at such annual meeting. Any election held, or any business transacted at such special meeting, shall have the same force and effect as if held or transacted at the annual meeting.

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2.     Special Meetings: Unless otherwise required by law or the Articles of Incorporation, a special meeting of the stockholders may be called for any purpose or purposes by the Directors or by the President. Upon written request of one or more stockholders who own at least ten percent (10%) of the capital stock issued and outstanding and entitled to vote at the meeting, a special meeting shall be called by the Secretary, or in the case of the death, absence, incapacity or refusal to act of the Secretary, by any other officer. Such request shall state the purpose or purposes of the proposed meeting.

3.     Place of Meeting: All meetings of the stockholders, annual or special, shall be held at such place within or without the state of incorporation as may be designated from time to time by the Board of Directors or the officer calling the meeting or if not so designated, at the registered office of the corporation.

4.     Notice of Meetings: Except as otherwise provided by law, a written notice of every meeting of stockholders, annual or special, stating the place, date and hour thereof, and, in the case of special meetings, the purpose or purposes for which the meeting is to be held, shall be given by the person or persons calling the meeting or by any officer of the corporation acting at his or their direction nor less than ten (10) nor more than sixty (60) days before the meeting to each stockholder, who by law, by the Articles of Incorporation or by these By-Laws, is entitled to vote at or notice of such Meeting. Such notice shall be given either personally, by leaving it with him or at his residence or place of business, or by telephone, telecopy or electronic mail or other equivalent electronic media. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. No notice of any adjourned meeting shall be required if (a) the time and place thereof are announced at the meeting at which the adjournment is taken, (b) the adjournment is for less than thirty (30) days, and (c) no new record date is fixed for the adjourned meeting.

5.     Waivers of Notice: Whenever notice is required to be given to any stockholder by law, the Articles of Incorporation or these By-Laws, a written waiver thereof, signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

6.     Voting List: The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or town where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to

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be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

7.     Quorum: Except as may be otherwise provided by law, by the Articles of Incorporation, or by these By-Laws, the holders of a majority of all stock issued and outstanding and entitled to vote at a meeting (or if there shall be more than one (1) class or series of stock issued and outstanding and entitled to vote separately at such meeting, and a separate vote by class or series shall be required by law, by the Articles of Incorporation or by these By-Laws, then a majority of each such class or series) present in person or represented by proxy, shall constitute a quorum. The holders of a majority in interest of all stock issued and outstanding, entitled to vote and present in person or represented by proxy at any meeting of stockholders, including any adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called, provided a quorum shall be in attendance at such adjourned meeting.

8.     Voting and Proxies: Unless otherwise provided by the Articles of Incorporation, each stockholder shall have one (1) vote for each share of stock and a proportionate vote for each fractional share of stock entitled to vote, held by him of record according to the records of the corporation. Stockholders may vote either in person or by written proxy dated not more than three (3) years before such vote, unless the proxy provides for a longer period. A proxy with respect to stock held in the name of two (2) or more persons shall be valid if executed by one (1) of them unless at or prior to the exercise of the proxy, the corporation receives a specific written notice to the contrary from any one (1) of them. A proxy purporting to have been executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise. All elections of Directors shall be by written ballot unless otherwise provided in the Articles of Incorporation.

9.     Required Vote: If a quorum is present, then, except as otherwise required by law, the Articles of incorporation or these By-Laws, the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote shall decide any such election or other matter to be voted upon by the stockholders.

10.   Action Without Meeting: Unless otherwise required in the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

11.   Record Date: For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to

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receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty or less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no such record date in fixed:

11.1     The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

11.2     The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Directors is necessary, shall be the day on which the first written consent is expressed;

11.3     The record date for determining stockholders for any purpose other than those specified in Sections 11.1 and 11.2 shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 11 such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

ARTICLE IV

Directors

1.     Powers: The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, which may exercise all the powers of the corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

2.     Number; Qualification; Term of Office: The Board of Directors shall consist of one or more members. The total numbers of Directors shall be fixed initially by the incorporators and may thereafter be changed from time to time by action of the stockholders or the Directors. Directors need not be stockholders. Each Director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

3.     Election of Directors: The Board of Directors shall be elected at the annual meeting, or in lieu thereof at any special meeting, of stockholders in the manner prescribed by law, by the Article of Incorporation and by these By-Laws.

4.     Newly Created Directorships and Vacancies: Unless otherwise provided in the Articles of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a

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single class may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or by the stockholders by a majority of the stock present or represented by proxy at a special meeting of stockholders called for that purpose. A Director elected to fill a vacancy shall be elected to hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by law. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise required by law or these By-Laws, may exercise the power of the full Board of Directors until the vacancy is filled.

5.     Resignations and Removal of Directors: Any Director may resign at any time by written notice to the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any Director may be removed from office with or without cause by the stockholders upon the vote of the holders of a majority of stock then issued and outstanding and entitled to vote thereon or in such manner as may be provided in the Articles of Incorporation.

6.     Regular Meetings: Regular meetings of the Board of Directors may be held without notice at such times and places as the Directors may determine from time to time; provided that any Directors who is absent when such a determination is made shall be given prompt notice of such determination. The first meeting of the Board of Directors following the annual meeting of the stockholders may be held without notice immediately after and at the same place as the annual meeting of the stockholders or the special meeting held in lieu thereof.

7.     Special Meetings and Notice: Special meetings of the Board of Directors may be called at any time by the President, Treasurer or by any Director. Notice of a special meeting shall be given by the Secretary, an Assistant Secretary or the person calling the meeting to each Director in person or by telephone, telecopy or electronic mail, or other equivalent electronic media sent to his last known business or home address, at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his business or home address, at least forty-eight (48) hours in advance of the meeting. Notice of a meeting need not be given to any Director, if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Any notice given hereunder shall state the place, date and hour of the meeting, but need not specify the purposes of the meeting except that if an amendment to these By-Laws or any matter referred to in Article VII or Paragraphs 5 and 6 of Article VIII of these By-Laws shall be a purpose of the meeting, the same shall be so stated in the notice.

8.     Quorum; Voting and Adjournments: Except as otherwise required by law, by the Articles of Incorporation or by these By-Laws, a majority of the total number of Directors then in office shall constitute a quorum at any meeting of the Directors, and the act of a majority of the Directors present at a meeting at which a quorum shall be present shall be the act of the Board of Directors. Any meeting of Directors may be adjourned to any other time and place as a majority of those Directors present at such meeting and voting shall determine whether or not a quorum of Directors shall be present.

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9.     Action Without Meeting: Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting, if a written consent thereto is signed by all the Directors then in office and such written consent is filed with the records of the meetings of the Directors. Such consent shall be treated as a vote for all purposes.

10.   Telephonic Meetings: Unless otherwise restricted by the Articles of Incorporation or these By-Laws, members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or of any committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

11.   Committees: The Board of Directors may, in its discretion, by resolution passed by a majority of the whole Board, designate one (1) or more committees, each committee to consist of one (1) or more of the Directors of the corporation and which shall have and may exercise, except as may be otherwise limited by law, such powers and authority, including those possessed by the Board of Directors itself, as shall be conferred or authorized by the resolutions appointing it. The Board of Directors shall have the power at any time to discharge, change the membership of, fill vacancies in, or designate one or more directors as alternate members of any such committee. Written minutes of all proceedings of any such committee shall be kept and made available to each Director, at his request. Except as the Board of Directors may otherwise determine, a majority of the Directors then constituting the membership of any such committee shall constitute a quorum for the transaction of business, except that when a committee shall have only one (1) Director, then one (1) Director shall constitute a quorum. When a quorum is present at any meeting of any such committee, a majority of those present and voting shall be requisite and sufficient to effect any action, or to decide any question or measure presented to the meeting, unless a larger vote shall be required by law or by other provisions of these By-Laws or by the Board of Directors.

Notice shall be provided to each committee member in accordance with Section 7 of this Article, as if such committee meeting were a special meeting of the Directors.

In the event of the absence or disqualification of any member of any committee designated by the Board of Directors, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

ARTICLE V

Officers

1.     Officers: The officers of the corporation shall be elected by the Board of Directors and shall consist of a President, a Treasurer, a Secretary and such other officers, including without limitation a chairman of the Board of Directors and one or more Vice Presidents, Assistant

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Treasurers and Assistant Secretaries, as the Directors may from time to time determine. Such other officers shall have such duties and powers as shall be designated from time to time by the Board of Directors or the chief executive officer, and they shall be responsible to and shall report to the chief executive officer or to such other officer as the chief executive officer or the Board of Directors shall designate. If authorized by resolution of the Board of Directors, the chief executive officer may be empowered to appoint from time to time Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Articles of incorporation or these By-Laws otherwise provide.

2.     Tenure: Each officer of the Corporation shall hold office until his successor is elected and qualified, unless a different term is specified in the vote electing or appointing him, or until his earlier death, resignation or removal.

3.     Removal: The Directors may remove any officer elected or appointed by them with or without cause upon the vote of the Directors then in office.

4.     Resignation: Any officer may resign at any time by delivering his written resignation to the Corporation at its principal office or to the chief executive officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5.     Vacancies: Vacancies in any office may be filled by the Directors.

6.     Certain Duties and Powers: The officers designated below, subject at all times to modification by and to the direction and control of the Directors, shall have and may exercise the respective duties and powers set forth below:

A.     The Chairman of the Board of Directors: The Chairman of the Board of Directors, if there be one, shall, when present, preside at all meetings of the Directors.

B.      President: The President shall be the chief executive officer of the corporation and shall have general supervision and control of its business. Unless otherwise provided by the Directors, he shall preside, when present, at all meetings of stockholders, and, if a director, at all meetings of Directors unless there be a Chairman of the Board of Directors who is present at the meeting.

C.      Treasurer: The Treasurer shall be the chief financial officer of the corporation and shall have general charge of the financial affairs of the corporation and shall keep or cause to be kept accurate books of account. He shall have custody of all funds, securities and valuable documents of the corporation.

D.      Secretary: The Secretary shall keep a true record of the proceedings of all meetings of the stockholders and Directors of the corporation. In the absence of the Secretary from any such meeting, an Assistant Secretary, if there be one, otherwise a temporary Secretary shall be chosen by the person presiding at the meeting, and he shall so record the proceedings

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thereof. Unless a transfer agent is appointed, the Secretary shall also keep or cause to be kept the stock transfer books of the corporation.

In addition, except as otherwise required by law, these By-Laws or the Articles of Incorporation, and subject to modification by and to the direction and control of the Board of Directors, each officer shall have in addition to the above duties and powers, such duties and powers as are customarily incident to his office.

ARTICLE VI

Capital Stock

1.     Certificates of Stock: Unless the Directors provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares, the shares of the corporation shall be represented by certificates. Any such resolution shall not apply to shares represented by a certificate unless such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to one or more certificates signed by the Chairman or Vice-Chairman of the Board of Directors or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect, as if he wore such officer, transfer agent or registrar at the date of issue.

2.     Legends: Every certificate issued for shares of stock at a time when such shares are subject to any restriction on transfer pursuant to the Articles of Incorporation, these By-Laws or any agreement among any stockholders or among any such stockholders and the corporation shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either (i) the full text of the restriction or (ii) a statement of the existence of such restriction and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Every certificate issued for shares of stock at a time when the corporation is authorized to issue more than one class or series of stock shall set forth on the face or back of the certificate either (i) the full text or a summary of the powers, designations, preferences, and relative, participating, optional or other special rights of the shares of each class and series, if any, authorized to be issued, or (ii) a statement of the existence of such powers, designations, preferences and relative, participating, optional or other special rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

In the event the Directors have authorized uncertificated stock, within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered

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owners thereof a written notice containing the information required to be set forth or stated on certificates pursuant to law and those By-Laws, or with respect to uncertificated stock issued at a time when the corporation is authorized to issue more than one class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

3.     Transfers: The Directors may appoint a transfer agent and a registrar of transfers or either and require all stock certificates to bear their signatures. Transfers of shares of capital stock of the corporation shall be made only one the books of the corporation by the registered holder thereof or by his duty authorized attorney appointed by a power of attorney duly executed and filed with the Secretary of the corporation or a transfer agent, and on surrender of the certificate or certificates for such shares properly endorsed. The Directors may make such additional rules and regulations not inconsistent with law, with the Articles of Incorporation or with these By-Laws as it deems expedient relative to the issue, transfer and registration of stock certificates.

4.     Pledges: Transferees of stock of the corporation transferred as collateral security shall be entitled to a new certificate thereof if the instrument of transfer substantially describes the debt or duty which is intended to be secured thereby. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer and on the face of any new certificate issued therefor if, when the certificates are presented to the corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and the transferee request the corporation to do so.

5.     Replacement of Certificates: In case of the alleged loss, destruction or mutilation of a certificate of stock issued by the corporation, a duplicate certificate may be issued in place thereof, upon such terms as the Directors may prescribe.

ARTICLE VII

Indemnification

1. Indemnification of Officers and Directors: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was director or an officer of the Corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the applicable corporation law in the state of incorporation, and any other applicable law, as from time to time in effect. Such rights of Indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Article VII, Paragraph I, shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article VII and the relevant provisions of the applicable corporation law in the state of incorporation and other

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applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding thereto or thereafter brought or threatened based in whole or in part upon any such state of facts.

2. Indemnification of Other Persons: The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the applicable corporation law in the state of incorporation, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.

3. Miscellaneous: Notwithstanding anything contained in and without limiting the generality of the foregoing provisions:

A.       The extent of the rights of indemnification, as hereinabove set forth, shall include, without limitation, all liabilities, costs and expenses of defending, compromising or settling any action, suit or other proceeding, and the satisfaction of any judgment or decree entered or rendered therein, including the payment of fines or penalties imposed in criminal actions or proceedings.

B.        The termination of any action, suit or proceeding, civil or criminal, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of guilty or nolo contendere, or its equivalent, shall not create a presumption that the person did not meet the standard of conduct required under the applicable corporation law in the state of incorporation, as any other applicable law, in order to be entitled to indemnification as hereinabove provided.

C.        Expenses incurred by any person who may have a right of indemnification under this By-Law in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding to the extent permitted by the applicable corporation law in the state of incorporation, and any other applicable law, as from time to time in effect, when approved by the Board of Directors.

ARTICLE VIII

Miscellaneous Provisions

1.     Fiscal Year. The fiscal year of the Corporation shall be determined, and may be changed by the Board of Directors.

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2.     Seal: The seal of the corporation shall, subject to alteration by the Directors, bear its name and the year of its incorporation.

3.     Execution of Instruments: Except as otherwise authorized by the Board of Directors, all deeds, mortgages, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the Chairman of the Board, the President, any Vice President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

4.     Voting of Securities: Except as the Directors may otherwise designate, the Chairman or the President may waive notice of, and act, or appoint any other person or persons to waive notice of or act, as proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation; and may as such proxy or attorney for this corporation (with or without power of substitution), consent to, and sign in writing, any action in lieu of any, such meeting.

5.     Amendments: These By-Laws may be altered, amended or repealed by the stockholders or, if so authorized by the Articles of Incorporation, by the Directors, at any meeting of the stockholders or of the Directors; provided, however, that notice of the substance of any such alteration, amendment or repeal be contained in the notice of such meeting.

6.     Ratification: Any transaction may be ratified by the Board of Directors or by the stockholders; and if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

7.     Reliance on Records: Each officer, Director or member of any committee designated by the Board of Directors in the manner hereinbefore provided shall in the performance of his duties be fully protected in relying in good faith upon the books of account or reports made to the corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any committee, or in relying in good faith upon other records of the corporation.

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BY-LAWS
OF
HOMEWORK CENTER, INC.

ARTICLE I. Offices

The registered office of the corporation required by the Minnesota Business Corporation Act to be maintained in the State of Minnesota is as provided and designated in the Articles of Incorporation. The Board of Directors of the corporation may, from time to time, change the location of the registered office. On or before the day that such change is to become effective, a certificate of such change and of the location and post office address of the new registered office shall be filed with the Secretary of State of Minnesota.

The corporation may have such other offices, either within or without the State of Minnesota, as the Board of Directors may designate or as the business of the corporation may require from time to time. M.S.A. § 301.33.

ARTICLE II. Shareholders

Section 1.      Place of Meeting. Meetings of the shareholders may be held at the registered office of the corporation or at any place within or without the State designated by the Board of Directors or by written consent of all of the shareholders entitled to vote thereat. M.S.A. § 301.25 (1).

Section 2.      Annual Meeting. The annual meeting of the shareholders shall be held once each year at the time and place designated by the directors for the purpose of electing directors and for the transaction of any other business as may come before the meeting; provided that no business with respect to which special notice is required shall be transacted unless such notice shall have been given. If for any reason, the annual meeting is not held and the directors are not elected thereat, the directors may be elected at a special meeting held for that purpose and it shall be the duty of the president, the vice president or secretary upon demand of any shareholder entitled to vote to call such special meeting. Should none of said officers call such meeting upon demand, the shareholders shall have the right and power to call such meeting.

Section 3.      Special Meeting. Special meetings of the shareholders may be called for any purpose, at any time, by the President, by the Board of Directors, or any two or more members thereof, or in the manner hereinafter provided by one or more shareholders holding not less than one-tenth of the voting power of the shareholders. Upon request, in writing, by registered mail or delivered in person to the President, Vice-President or Secretary, by any person or persons entitled to call a meeting of shareholders, it shall be the duty of such officer forthwith to cause notice to be given to the shareholders entitled to vote, of a meeting to be held at such time as such officer may fix, not less than ten (10) nor more than sixty (60) days after the receipt of such request. The officer shall not fix upon a date which unduly delays the meeting or shall have the effect of defeating the purpose of the meeting. If such notice shall not be given within seven (7) days after delivery or the date of mailing of such request, the person or persons requesting the meeting may fix the time of meeting and give notice as hereinafter provided in Section 5. M.S.A. § 301.25 (3).

Section 4.      Adjournment. If any meeting of the shareholders be adjourned to another time and place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken, providing such adjournment is approved by a majority of the shareholders entitled to vote at such meeting, whether present or absent; otherwise, notice of the adjournment setting forth the time and place shall be mailed to each shareholder of the corporation at least two (2) days before such adjourned meeting. M.S.A. § 301.25 (4).

Section 5.      Notice of Meeting. Written notice of each meeting of shareholders, stating the time and place, and, in case of special meetings, the purpose, shall be given by mailing such notice to the shareholder at his address as it appears in the share transfer books, not less than five (5) or more than twenty (20) days before any annual meeting and not less than three (3) days or more than twenty (20) days for any special meeting. The notice of the meeting shall be given by the Secretary provided, however, proper notice given by any other officer, director or shareholder shall be valid. The notice shall be given to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall deem to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the share transfer books of the corporation, with postage thereon prepaid, except that in the event of a special meeting, usual mail delivery time must be allowed with a maximum allowance of three (3) days, and the notice shall be deemed to have been given immediately thereafter. Any notice personally delivered or telegraphed shall be sufficient. When telegraphed, it shall be addressed to the shareholder at his address as it appears on the share transfer books of the corporation with all charges prepaid and deemed delivered at the time of sending the telegram. M.S.A. § 301.25 (5).

Section 6.      Waiver of Notice. Notice of the time, place and purpose of any meeting of shareholders may be waived, in writing, by any shareholder. Such waiver may be given before or after the meeting, and shall be filed with the Secretary or entered upon the records of the meeting. M.S.A. § 301.25 (6).

Section 7.      Quorum. The presence, in person or by proxy, of the holders of the majority of the shares entitled to vote at the meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting may be adjourned from time to time, subject to any notice requirements. The shareholders present at a duly called or held meeting at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. M.S.A. § 301.25 (7).

Section 8.      Voting of Shares. Every shareholder of record, or his legal representatives, at the date fixed for the determination of the persons entitled to vote at a meeting of the shareholders, or, if no date has been fixed, then at the date of the meeting, shall be entitled at such meeting to one vote for each share standing in his name on the books of the corporation unless the Articles of Incorporation or certificate relating to shares shall otherwise provide. M.S.A. § 301.26 (1).

Section 9.      Fixing of Record Date. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting. In such case, only shareholders of record on the date so fixed, or their legal representatives, shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period. M.S.A. § 301.26 (2).

Section 10.    Cumulative Voting. If notice, in writing, is given by any shareholder to the President or Secretary, or in their absence to the officer having either of their respective responsibilities of the corporation, not less than twenty-four hours before the time fixed for holding a meeting for the election of directors that he intends to cumulate his votes in such election, each shareholder shall have the right to multiply the number of votes to which he may be entitled by the number of directors to be elected, and he may cast all such votes for one candidate or distribute them among any two or more candidates. Absence or unavailability of the officers shall not defeat the right to cumulative voting but notice shall be given. If such notice has, in fact, been given, it shall be the duty of the presiding officer upon the convening of the meeting to announce that such notice has been given. M.S.A. § 301.26 (3).

Section 11.    Casting of Vote. A shareholder may cast his vote in person or through proxy. The appointment of a proxy shall be in writing filed with the Secretary at or before the meeting. The authority of a proxy, if not coupled with an interest, may be terminated at will. The proxy’s authority will cease eleven (11) months after the appointment unless otherwise provided in the appointment. The termination of a proxy’s authority by act of the shareholder shall be ineffective until written notice of the termination has been given to the Secretary. The appointment filed with the Secretary shall have the effect of revoking all appointments of prior date unless otherwise provided therein. If a shareholder shall appoint two or more persons as proxies, and if the instrument shall not otherwise provide, then a majority of such persons present at the meeting, or if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such instrument upon all of the persons so appointed; and if such proxies be equally divided as to the right and manner of voting in any particular case, the vote shall be divided equally among the proxies. A proxy’s authority shall not be revoked by the death or incapacity of the maker unless, before the vote is cast or the authority is exercised, written notice of such death of incapacity is given to the corporation. M.S.A. § 301.26 (4).

Section 12.    Fiduciaries. A person or persons holding shares in a representative or fiduciary capacity may vote the same in person or by proxy. General or discretionary power may be conferred on such proxy. Where shares are held jointly by three or more representatives or fiduciaries, the will of the majority shall control the manner of voting or the giving of a proxy, unless the instrument or order appointing them otherwise directs. If they are equally divided upon the manner of voting the shares jointly held by them, any court of competent jurisdiction may, upon petition filed by any of them or by any beneficiary, appoint an additional person to act with them in determining the manner in which such shares shall be voted upon the particular questions as to which they are divided. M.S.A. § 301.26 (6).

Section 13.    Voting Shares of Other Corporations. The shares of any other corporation, whether domestic or foreign, owned by this corporation, may be voted by any person or persons appointed to vote such shares by resolution of the Board of Directors. If the Board of Directors fail to appoint anyone to vote such shares, the President or his proxy vote them. M.S.A. § 301.26 (9).

Section 14.    Voting Own Shares. This corporation shall not vote any shares of its own issue belonging to it, nor shall any such shares be counted in calculating the total voting power of all of the shareholders of this corporation at any given time. M.S.A. § 301.26 (10).

Section 15.    Authorization Without Meeting. Any action which may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by writing or writings signed by all of the holders of share who would be entitled to a notice of a meeting for such purpose. Such action shall be effective on the date on which the last signature is placed on such writing or writings, or such earlier effective date as is set forth therein. If the action taken requires a certificate to be filed in the office of the Secretary of State, the officer signing the same shall state therein that the action was effected in the manner aforesaid. M.S.A. § 301.26 (11).

Section. 16.   Voting Trust. Should any voting trust or trusts be created pursuant to M.S.A. § 301.27, a duplicate of the voting trust agreement shall be filed in the registered office of the corporation and shall there be open to inspection by any shareholder, and by any holder of any beneficial interest under such agreement, and by the agents of either in like manner and upon such conditions as the books of the corporation are open to inspection by a shareholder. The manner of voting shares subject to a voting trust shall be as provided in the aforesaid statue. M.S.A. § 301.27.

ARTICLE III. Board of Directors

Section 1.      General Powers. The business and affairs of the corporation shall be managed by the Board of Directors. M.S.A. § 301.28 (1).

Section 2.      Number, Tenure, Qualifications. The number of directors of the corporation shall be two (2) except that in case all of the shares of the corporation are owned beneficially and of record by a lesser number of shareholders, the number of directors shall be such number of shareholders. Each director shall hold office until the next annual meeting of the shareholders and until his successor shall have been duly elected and qualified. Directors need not be residents of the State of Minnesota or shareholders of the corporation. M.S.A. § 301.28 (1).

Section 3.      Annual Meeting. The annual meeting of the Board of Directors for the election of officers and the transaction of any other business which may come before the meeting shall be held immediately following the annual meeting of the shareholders. M.S.A. § 301.28-301.30.

Section 4.      Regular Meeting. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Minnesota, for the holding of regular meetings without other notice than such resolution; providing, however, that all member of the Board of Directors are given notice of such resolution. M.S.A. § 301.28.

Section 5.      Special Meeting. Special meetings of the Board of Directors may be called for any purpose or purposes at any time, by the President, Vice-President or any two directors. The special meeting shall be held at the place of the regular meetings of the Board of Directors which shall be at the place of the annual meeting if there are no other regular meetings of the Board of Directors. The Board of Directors by resolution may provide for another place or other places for special meetings or may provide that persons authorized to call special meetings may fix any place either within or without the State of Minnesota, as the place for any special meeting of the Board of Directors called by them. The time for such special meeting shall be set by the person or persons authorized to call such meeting. M.S.A. § 301.28.

Section 6.      Notice. No notice of any annual meeting of the Board of Directors need be given unless such annua1 meeting shall be held at a time or place other than the place of the annual shareholders meeting and immediately after such meeting, in which event one day notice shall be given to the members of the Board of Directors. Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed or telegraphed to each director at his business address. If mailed, such notice shall be deemed to be delivered two (2) days after being deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting prior to, during or after such meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The purpose of a special meeting of the Board of Directors must be indicated in the notice, but a general waiver of notice of such meeting, without said waiver stating the purpose of the meeting, shall be effective. M.S.A. § 301.28.

Section 7.      Quorum. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business. The acts of the majority of the directors present at a meeting at which quorum is present shall be the acts of the Board of Directors.

If a quorum is present at the call of a meeting, the directors may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than a quorum. M.S.A. § 301.28 (6).

Section 8.      Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the actions so to be taken, shall be signed by all of the directors; and such action shall be effective on the date on which the last signature is placed on such writing or writings, or such earlier effective date as is set forth therein, M.S.A. § 301.28 (7).

Section 9.      Executive Committee. The Board of Directors may, by unanimous affirmative action of the entire board, designate two or more of their number to constitute an executive committee, which, to the extent determined by unanimous affirmative action of the entire board, shall have and exercise the authority of the board in the management of the business of the corporation. Such executive committee shall act only in the interval between meetings of the board and shall be subject at all times to the control and direction of the board. M.S.A. § 301.28 (8).

Section 10.    Removal of Directors. The entire Board of Directors or any individual director may be removed from office, with or without cause, by a vote of shareholders holding a majority of the shares entitled to vote at any election of directors; provided, unless the entire board be removed, no individual director shall be removed in case the votes of sufficient number of shares are cast against his removal, which if then cumulatively voted at an election of the full board would be sufficient to elect him.

In the event the board or any one or more directors is removed, new directors may be elected at the same meeting. If such election is held at the same meeting, notice of intention to cumulate votes may be given at any time prior to the voting at such election, and in such case announcement of the giving of such notice shall be made prior to such voting and the cumulative voting provisions shall be applicable. M.S.A. § 301.29.

Section 11.    Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. However, if the director whose vacancy is being filled was elected by cumulative voting, the shareholders may call a special meeting and may elect a director to fill the vacancy using the principles of cumulative voting which are to be applied as though the entire Board of Directors is being elected. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders. M.S.A. § 301.28 (4)(2).

Section 12.    Compensation. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated amount as director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude a director from serving the corporation in any other capacity and receiving compensation therefor.

Section 13.    Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the corporation, the said mail to be postmarked no later than the day following the day of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 14.    Indemnification of Directors and Officers. The corporation shall indemnify each director or officer, or former director or officer, against all expenses, including attorneys’ fees, but excluding amounts paid pursuant to a judgment or settlement arrangement, reasonably incurred by him in connection with or arising out of any action, suit or proceeding to which he is a party, by reason of being or having been a director or officer of the corporation, except with respect to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties. The indemnification shall not be exclusive of any other rights to which he may be entitled under any By-Law, agreement, vote of shareholders or otherwise. M.S.A. § 301.09 (7).

Section 15.    Relation of Directors and Officers to the Corporation.

Officers and directors shall discharge the duties of their respective positions in good faith, and with that diligence and care which ordinarily prudent men would exercise under similar circumstances in like positions. M.S.A. § 301.31.

Section 16.    Loans to Directors, Officers and Shareholders.

This corporation shall not lend any of its assets to any officer or director, or lend any of its assets to a shareholder on the security of its shares. This corporation shall not take as security for any debt a lien upon its shares unless such lien shall be taken to secure a debt previously contracted. M.S.A. § 301.32.

Section 17.    Meeting by Telephone. Members of the Board of Directors of any corporation, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

ARTICLE IV. Officers

Section 1.      Number. The officers of the corporation shall be a President, one or more Vice Presidents, with the number to be determined by the Board of Directors, a Secretary,

and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary by the Board of Directors may be elected by them. Any two or more offices may be held by the same person, except the offices of President and Vice President. No one of the officers need to be a director. M.S.A. § 301.30.

Section 2.      Election and Term of Office. The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall have resigned or shall have been removed as provided in the By-Laws. M.S.A. § 301.30 (1).

Section 3.      Removal. Any officer, agent or employee of the corporation may be removed and discharged by the Board of Directors whenever in its judgment, by a majority vote of those present and voting, the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer, agent or employee shall not of itself create contract rights.

Section 4.      Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors by a majority vote thereof for the unexpired portion of the term, or for such term and on such conditions as shall be determined by the said board.

Section 5.      President. The President shall be the principal executive officer of the corporation, but shall be subject to the control of the Board of Directors at all times. He shall be responsible for carrying out the directions of the Board of Directors and, in general, supervise and control all the business and affairs of the corporation. When present, he shall preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be especially delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. He need not sign any corporate documents unless specifically required to do so by the Board of Directors or by law. M.S.A. § 301.30.

Section 6.      Vice President. The Vice President or Vice Presidents shall perform such duties as may be assigned to them by the Board of Directors or delegated to them by the President. Any Vice President may sign any corporate document in behalf of the corporation unless the Board of Directors shall specifically provide otherwise. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election, shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all of the restrictions upon the President. M.S.A. § 301.30.

Section 7.      Secretary. The Secretary shall: (a) Keep the Minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) Give all notices in accordance with the provisions of those By-Laws or as required by law; provided, however, proper notices given by any shareholder, director or officer shall not be ineffective because not given by the Secretary; (c) Be custodian of the corporate records and of the seal of the corporation; (d) Keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) Have full power to execute any and all corporate documents alone; (f) Have general charge of the share transfer books of the corporation; and (g) In general, perform all duties, incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. M.S.A. § 301.30.

Section 8.      Treasurer. The Treasurer shall: (a) Have charge and custody of and be responsible for all funds and securities of the corporation; (b) Receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be designated by the Board of Directors; (c) Keep or be in charge of regular books of account; and (d) In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. M.S.A. § 301.30.

Section 9.      Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is a director of the corporation. M.S.A. § 301.30.

ARTICLE V. Shares

Section 1.      Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificate shall be signed by the President or a Vice President, and by the Secretary or Treasurer, or an assistant Secretary or assistant Treasurer, and sealed with the corporate seal or a facsimile thereof. Signatures of such officers on a certificate may be facsimiles if the certificate is counter-signed by a transfer agent or registered by a registrar other than the corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the share transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one nay be issued therefor upon such terms as the Board of Directors may prescribe. The Board of Directors shall have the power to demand or waive reasonable indemnity to the corporation. M.B.A. § 301.04, 301.18, 336.8-405.

Section 2.      Transfer of Shares. Transfer of shares of the corporation shall be made on the share transfer books of the corporation by the holder of record thereof or by his legal representative who shall furnish proper evidence of authority to transfer or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand in the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. M.S.A. § 336.8-101 et seq;. 302.01 et seq.

Section 3.      Equality of Shares. Each share shall be in all respects equal to every other share.

Section 4.      Allotment.

(a)       No share shall be allotted except in consideration of cash, or other property, tangible or intangible, received or to be received by the corporation, for services rendered or to be rendered to the corporation, or an amount transferred from surplus to stated capital upon a share dividend. M.S.A. § 301.15 (1).

(b)       At the time of each allotment of shares, the shareholders or directors making such allotment shall state by resolution their determination of the fair value to the corporation in monetary terms of any consideration other than cash for which shares are allotted. M.S.A. § 301.15 (2).

(c)       The amount of consideration to be received, in cash or otherwise, shall not be less than the stated value to be represented by the shares so allotted. This shall not apply to shares of the corporation’s own stock acquired by it.

(d)       Shares shall not be allotted for a consideration which is unfair to the then shareholders of the corporation, except and unless the allotment of shares is made pursuant to an option or a warrant or conversion right at the price or prices specified in such option or warrant or upon the basis or bases set forth in such conversion right. M.S.A. § 301.16.

(e)       Acceptance of a subscription for the making of a contract by the corporation to sell shares, shall constitute an allotment of the shares subscribed for or agreed to be purchased. Acceptance or rejection of subscriptions for shares shall be made by the stockholders at the annual meeting or at a special meeting duly called and held for that purpose or by the Board of Directors acting under authority conferred by the stockholders. M.S.A. § 301.17.

(f)        Each shareholder shall be entitled to a certificate of shares, but no certificate of shares shall be issued until the shares represented thereby have been fully paid for. The issuance of a note or check shall not constitute payment until such note or check has, in fact, been paid. M.S.A. § 301.18.

Section 5.      Dividends. The Board of Directors may declare and pay dividends and purchase shares of the corporation, but only in accordance with the laws of Minnesota, including, without limiting the generality of the foregoing, M.S.A. § 301.22, which provides, among other things, that a corporation may declare dividends only out of earned surplus, out of paid in surplus, or out of net earnings for the current or for the preceding fiscal year provided that no such dividend out of net earnings shall be declared if the fair value of the assets of the corporation is less than the aggregate of its liabilities, including such proposed dividend as a liability.

ARTICLE VI. Corporate Books & Records

Section 1.      Share Register. The corporation shall keep a share register, giving the names and addresses of the shareholders, the number and classes of shares held by each, and the dates on which the certificates therefor were issued at its registered office or at such other place or places within the United States as determined by the Board of Directors. M.S.A. § 301.34 (1).

Section 2.      Records at Registered Office. The corporation shall keep at its registered office, either the originals or copies of the following:

(a)       Records of all proceedings of shareholders and directors;

(b)       Its Articles of Incorporation and all amendments thereto;

(c)       Its By-Laws and all amendments thereto; and

(d)      Reports made to shareholders or any of them within the next preceding three years. M.S.A. § 301.34 (2).

Section 3.      Names and Addresses of Officers. The corporation shall keep open to public inspection at its registered office a statement of the names and post office addresses of its principal officers, unless any one of such officers is present in such office during usual business hours. M.S.A. § 301.34 (3).

Section 4.      Books of Account. The corporation shall keep appropriate and complete books of accounts. Every shareholder and every holder of a voting trust certificate shall have a right to examine in person or by agent or attorney, at any reasonable time or times, for any proper purpose, and at the place or places where usually kept or such other place as a court of competent jurisdiction may order, the share register, books of account and records of the proceedings of the shareholders and directors and to make extracts therefrom. M.S.A. § 301.34 (4).

ARTICLE VII. Transfer of Corporate Assets

The corporation may by action taken at any meeting of its Board of Directors sell, lease, exchange or otherwise dispose of all, or substantially all, of its property and assets, including its good will, upon such terms and conditions and for such considerations, which may be money, shares, bonds, or other instruments for the payment of money or other property as the Board of Directors deems expedient when authorized by a vote of the holders of shares entitling them to exercise at least two-thirds of the voting power on such proposal. A notice of any such meeting or meetings shall be given to all shareholders of record, whether or not they shall be entitled to vote thereat. M.S.A. § 301.36.

ARTICLE VIII. Reduction of Stated Capital

The stated capital of this corporation may be reduced or outstanding shares of the corporation may be redeemed in accordance with the laws of the State of Minnesota, M.S.A. § 301.39.

ARTICLE IX. Consolidation or Merger

This corporation may merge with any other corporation or corporations. It may consolidate with another corporation into a new corporation. The corporation may enter into any merger or consolidation agreement provided, however, such consolidation or merger shall conform to the laws of the State of Minnesota, M.S.A. § 301.41 to 301.35, inclusive.

ARTICLE X. Compromise Arrangements and Reorganization

This corporation shall have the power to effect compromise arrangements with its creditors or any class of them and its shareholders or any class of them, and any reorganization as permitted by the laws of the State of Minnesota, M.S.A. § 301.53.

ARTICLE XI. Fiscal Year

The fiscal year of this corporation shall begin and end on the dates in each year which shall be determined by the Board of Directors by resolution at meeting duly called or by unanimous action pursuant to M.S.A. 301.28 (7) in lieu of such meeting.

ARTICLE XII. Corporate Seal

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the words, “Minnesota” and “corporate seal”.

ARTICLE XIII. Waiver

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the Minnesota Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XIV. Amendments

These By-Laws may be amended by the Board of Directors; provided, the Board shall not make or alter any By-Law fixing their number, qualifications, classifications or term of office.

The foregoing By-Laws of Homework Center, Inc. consisting of eighteen (18) typewritten pages, were adopted by resolution of the Board of Directors of the corporation on

/s/ Valdean Merz
Valdean Merz
Vice President and Secretary

We, the undersigned, being all of the directors of Homework Center, Inc. have read the foregoing By-Laws of the corporation, consisting of eighteen (18) typewritten pages, and hereby approve them as to form and substance and ratify them and declare them to be the By-Laws of the corporation.

Dated:	8.25.78	/s/ Valdean Merz
Valdean Merz

Dated:	5.23.78	/s/ Joan Moerke
Joan Moerke